Collaborative Investment Series Trust 485BPOS

Exhibit 99(e)(i)(c)

ELEVENTH AMENDMENT

TO

ETF DISTRIBUTION AGREEMENT

This eleventh amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Collaborative Investment Series Trust (the “Trust”) and Foreside Fund Services, LLC (“Distributor”) is entered into as of August 20, 2026 (the “Effective Date”).

WHEREAS, the Trust and Distributor (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, the Parties wish to amend the Agreement to reflect an updated address for the Distributor; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	All references in the Agreement to the address of the Distributor as Three Canal Plaza, Suite 100, Portland, ME 04101 are hereby deleted in their entirety and replaced with 190 Middle Street, Suite 301, Portland, ME 04101.

4.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

*signature block follows*

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

COLLABORATIVE INVESTMENT SERIES TRUST	FORESIDE FUND SERVICES, LLC

By:	/s/ Gregory Skidmore	By:	/s/ Teresa Cowan
	Gregory Skidmore, President		Teresa Cowan, President
Date: 8/21/2026	Date: 8/24/2026

EXHIBIT A

Funds

The SPAC and New Issue ETF

Rareview Systematic Equity ETF

Rareview Dynamic Fixed Income ETF

Rareview Tax Advantaged Income ETF

Rareview Total Return Bond ETF

Rareview 2X Bull Cryptocurrency & Precious Metals ETF

Rareview Government Money Market ETF

Rareview Multi-Asset ETF

Rareview Bloomberg Commodity Index ETF

Rareview Humanoid Robotics ETF